Exhibit 10.40

April 24, 2020

Ken Reali

Re: Amendment to Employment Agreement

Dear Ken:

This letter will serve to amend your employment agreement with Bioventus LLC dated as of March 14, 2020 (the “Agreement”) as follows:

1.	The effective date of the Agreement is hereby amended to be April 13, 2020 to coincide with the commencement date of your employment.

2.

The grant of 417,804 Phantom Profits Interest Units shall be awarded to you on or before July 1, 2020, and will be subject to all of the terms of the plan, a copy of which will be made available for your review upon request. The vesting period for this award will commence on April 13, 2020 and the value of the Units will be determined based on the most recent valuation completed on April 30, 2020.

3.	All other terms of the Agreement remain in full force and effect and are hereby ratified and confirmed in all respects.

If the foregoing is acceptable to you, please so indicate by signing and dating a copy of this letter where indicated below.

Sincerely,

/s/ Williams A. Hawkins, III
William A. Hawkins, III
Chairman, Bioventus Board of Managers

Understood and Agreed:
/s/ Ken Reali	5/13/2020
Ken Reali	Date